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                                                                 EXHIBIT h(3)(c)

                                 AMENDMENT NO. 2
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated June 24, 1998, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Special Opportunities Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                        "AIM SPECIAL OPPORTUNITIES FUNDS
                                   APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

AIM Large Cap Opportunities Fund
AIM Mid Cap Opportunities Fund
AIM Small Cap Opportunities Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:                         , 1999
       ------------------------

                                       A I M ADVISORS, INC.


Attest:                                By:
        ---------------------------        --------------------------------
           Assistant Secretary                        President


(SEAL)

                                       AIM SPECIAL OPPORTUNITIES FUNDS



Attest:                                By:
        ---------------------------        --------------------------------
           Assistant Secretary                        President


(SEAL)